Citizens National Bank Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 13, 2018. Vote by Internet Go to www.investorvote.com/CNBV Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone •  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

  Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. To approve the Agreement and Plan of Reorganization, dated as of October 27, 2017, by and among Old Point Financial Corporation, The Old Point National Bank of Phoebus and Citizens National Bank (the “Bank”), as such agreement may be amended from time to time (the “merger proposal”). 3. To transact such other business as may properly come before the special meeting or any adjournment, postponement or continuance of the special meeting. Non-Voting Items For Against Abstain 2. To grant the Bank board of directors the right to adjourn, postpone or continue the special meeting, on one or more occassions, if necessary or appropriate, to solicit additional proxies, in the event there are not sufficient votes at the time of the meeting to approve the merger proposal. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — CITIZENS NATIONAL BANK  SPECIAL MEETING OF SHAREHOLDERS The undersigned hereby constitutes and appoints Jeffrey Noblin and Elizabeth Beale, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to vote as designated on the reverse side the number of shares of common stock of Citizens National Bank (the “Bank”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders (the “Special Meeting”) to be held on March 13, 2018, at the Bank’s main office located at 11407 Windsor Blvd. in Windsor, VA at 4:00 p.m. local time, and at any adjournment, postponement or continuance thereof. You may obtain directions to attend the Special Meeting by calling 757-242-4422. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF SUCH PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED BY THE BANK’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. ALL VOTES BY MAIL MUST BE RECEIVED NO LATER THAN 1:00 AM EASTERN TIME ON MARCH 13, 2018 TO BE INCLUDED IN THE VOTING RESULTS.